Registration No. 333-108308

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO THE
FORM SB-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KNIGHTSBRIDGE RESOURCES INC.
(Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Organization)	1040 (Primary Standard Industrial Classification Code)	0394483 (IRS Employer Identification Number)

KNIGHTSBRIDGE RESOURCES INC. South Lodge, Paxhill Park, Lindfield W. Sussex, U.K. RH16 2QY (011)(44)(1444) 220-210	NEVADA AGENCY & TRUST COMPANY 50 West Liberty Street, Suite 880 Reno, Nevada 89501 (775) 322-0626
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to: Conrad C. Lysiak, Esq. 601 West First Avenue, Suite 903 Spokane, Washington 99201 (509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

KNIGHTSBRIDGE RESOURCES INC.

POST-EFFECTIVE AMENDMENT TO DEREGISTER UNSOLD SHARES OF COMMON
STOCK AND WITHDRAW OUR FORM SB-2 REGISTRATION STATEMENT

     On August 28, 2003, our public offering of up to 2,000,000 shares of common stock, no minimum, was filed with the Securities and Exchange Commission (“SEC”) on Form SB-1 (Registration No. 333-108308) and declared effective by the SEC on November 14, 2005. On November 14, 2006, the offering period expired. Pursuant to our undertakings we have elected to terminate the offering and withdraw the registration statement pursuant to Reg. 477 of the Securities Act of 1933. Pursuant to the registration statement, we represented that we would remove from registration by post-effective amendment any securities being registered which remained unsold at the termination of the offering.

     No offers of securities were made and no securities were sold, leaving all of the securities unsold. We, pursuant to this post effective amendment, do hereby withdraw and remove from registration all of the shares of common stock so registered.

     We are filing this application because we did not sell any shares during the offering period.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this post-effective amendment to its Form SB-1 registration statement and has duly caused this post-effective amendment to its Form SB-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on this 23rd day of February, 2007.

KNIGHTSBRIDGE RESOURCES INC.

BY:  RON SCHMITZ
        Ron Schmitz
        President, Principal Executive Officer, Treasurer,
        Principal Financial Officer, Principal Accounting
       Officer, Secretary, and member of the Board of
       Directors

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints, Ron Schmitz, as true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to its Form SB-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

RON SCHMITZ Ron Schmitz	President, principal executive officer, treasurer, principal financial officer, principal accounting officer, Secretary, and a Director	February 23, 2007

CLIVE de LARRABEITI Clive de Larrabeiti	Director	February 26, 2007

DANY GOREEBA Dany Goreeba	Director	February 26, 2007